Registration No. 33-50597

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CAROLINA POWER & LIGHT COMPANY
             (Exact name of registrant as specified in its charter)

                             411 Fayetteville Street
                       Raleigh, North Carolina 27601-1748
                                 (919) 546-6111
   (Address, including zip code, and telephone number,including area code, of registrant's principal executive offices)

    North Carolina                                          56-0165465
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              WILLIAM CAVANAUGH III
                      President and Chief Executive Officer
                      ROBERT B. McGEHEE, Esq., Senior Vice
                          President and General Counsel
                             411 Fayetteville Street
                       Raleigh, North Carolina 27601-1748
                                 (919) 546-6111

   (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

IT IS RESPECTFULLY REQUESTED THAT THE COMMISSION SEND COPIES OF ALL NOTICES, ORDERS AND COMMUNICATIONS TO:


      TIMOTHY S. GOETTEL, ESQ.                   RICHARD L. HARDEN, ESQ.
         Hunton & Williams                     Winthrop, Stimson, Putnam &
    421 Fayetteville Street Mall                         Roberts
   Raleigh, North Carolina 27601                  One Battery Park Plaza
           (919) 899-3094                     New York, New York 10004-1490
                                                      (212) 858-1000

        Pursuant to Registration Statement No. 33-50597 on Form S-3 (the "Registration Statement"), Carolina Power & Light Company, a North Carolina corporation (the "Company") registered $500,000,000 in Mortgage Bonds or Debt Securities. The Company hereby removes from registration all securities that remain unsold as of the date of the filing of this Amendment.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina on this 9th day of December, 1998.

                                            CAROLINA POWER & LIGHT COMPANY

                                            /s/ William Cavanaugh III
                                            -------------------------------
                                            William Cavanaugh III
                                            President & Chief Executive Officer
                                            (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Signature                                Title                     Date
                  ---------                                -----                     ----

           /s/ William Cavanaugh III
  ------------------------------------------         President and Chief
            William Cavanaugh III                         Executive           December 9, 1998
                                                     Officer and Director

           /s/ Glenn E. Harder
  ------------------------------------------      Executive Vice President    December 9, 1998
               Glenn E. Harder                  and Chief Financial Officer

           /s/ Bonnie V. Hancock
  ------------------------------------------         Vice President and       December 9, 1998
              Bonnie V. Hancock                          Controller

          /s/  Sherwood H. Smith, Jr.
  ------------------------------------------
            Sherwood H. Smith, Jr.                 Chairman of the Board      December 9, 1998

          /s/  Leslie M. Baker, Jr.
  ------------------------------------------
             Leslie M. Baker, Jr.                         Director            December 9, 1998

          /s/  Edwin B. Borden
  ------------------------------------------
               Edwin B. Borden                            Director            December 9, 1998

          /s/  Charles W. Coker
  ------------------------------------------
            Charles W. Coker                              Director            December 9, 1998

          /s/  Richard L. Daugherty
  ------------------------------------------
             Richard L. Daugherty                         Director            December 9, 1998

          /s/  Walter Y. Elisha
  ------------------------------------------
               Walter Y. Elisha                           Director            December 9, 1998

          /s/  Robert L. Jones
  ------------------------------------------
               Robert L. Jones                            Director            December 9, 1998

          /s/  Estell C. Lee
  ------------------------------------------
                Estell C. Lee                             Director            December 9, 1998

          /s/  William O. McCoy
  ------------------------------------------
               William O. McCoy                           Director            December 9, 1998

          /s/  J. Tylee Wilson
  ------------------------------------------
               J. Tylee Wilson                            Director            December 9, 1998